As filed with the Securities and Exchange Commission on May 16, 2002
                                                        Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933

                          Barnwell Industries, Inc.
            (Exact name of Registrant as specified in its charter)

                 Delaware                               72-0496921
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

      1100 Alakea Street, Suite 2900, Honolulu, Hawaii        96813-2840
          (Address of Principal Executive Offices)            (Zip Code)


               Barnwell Industries, Inc. 1998 Stock Option Plan
               ------------------------------------------------
                           (Full title of the plan)

                                Morton H. Kinzler
                                -----------------
         Chairman of the Board, President and Chief Executive Officer

                          Barnwell Industries, Inc.
                       1100 Alakea Street, Suite 2900
                         Honolulu, Hawaii 96813-2840
                         ---------------------------
                   (Name and address of agent for service)

                                 (808) 531-8400
        (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Floyd I. Wittlin, Esq.
                                Bingham Dana LLP
                                 399 Park Avenue
                          New York, New York 10022-4689
                                 (212) 318-7700

                         CALCULATION OF REGISTRATION FEE


                                   Proposed
   Title of                       Maximum       Proposed Maximum    Amount of
Securities to   Amount to be   Offering Price  Aggregate Offering  Registration
be Registered    Registered     Per Share (1)      Price (1)           Fee
-------------    -----------    -------------    --------------    ------------

Common Stock,    130,000 (2)      $20.35          $2,645,500        $661.36
par value $0.50      shares
   per share

(1) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(h) promulgated under the Securities Act and is based on the average of the high and low prices of Barnwell Industries, Inc.'s Common Stock, par value $0.50 per share (the "Common Stock"), on May 10, 2002, as reported on the American Stock Exchange.

(2) Represents shares issuable under the Barnwell Industries, Inc. 1998 Stock Option Plan.

    PART I.      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The document or documents containing the information specified in Part I are not required to be filed by Barnwell Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement (the "Registration Statement") pursuant to Rule 424 under the Securities Act.

    PART II.     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE
            ---------------------------------------

      The following documents have been previously filed by the Company with the Commission and are incorporated in this Registration Statement by reference:

           (a) The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2001, filed on December 18, 2001.

           (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referenced in (a) above.

           (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-C, effective August 3, 1965 including any amendments or reports filed for the purpose of updating that description.

      All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES
            -------------------------

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL
            --------------------------------------

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
            -----------------------------------------

      The Company's Certificate of Incorporation provides that the Company will indemnify each director of the Company in accordance with Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law"). The Company's Amended and Restated By-Laws provide for the indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

      Section 145 of the Delaware Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred in connection therewith.

      In addition, in accordance with Section 102 of the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemption, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of the directors to the Company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED
            -----------------------------------

      Not Applicable.

ITEM 8.     EXHIBITS
            --------

      The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.                              Description
-----------                              -----------

4.1         Barnwell Industries, Inc. 1998 Employee Stock Option Plan.

5.1         Opinion of Bingham Dana LLP.

23.1        Consent of KPMG LLP.

23.2 Consent of Bingham Dana LLP (included in the opinion filed as Exhibit 5.1).

24.1        Power of Attorney (set forth on signature page).


ITEM 9.     UNDERTAKINGS
            ------------

            The undersigned small business issuer hereby undertakes:

                     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on this 7th day of March, 2002.

                                          BARNWELL INDUSTRIES, INC.


                                          By:   /s/ Morton H. Kinzler
                                                ---------------------
                                                Morton H. Kinzler
                                                Chairman of the Board,
                                                President and Chief Executive
                                                Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Morton H. Kinzler, Russell M. Gifford, Alexander C. Kinzler, each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                       Date

                                    Chairman of the Board,
/s/ Morton H. Kinzler               President and Chief         March 8, 2002
---------------------               Executive Officer and
Morton H. Kinzler                   Director

/s/ Russell M. Gifford              Executive Vice President,
----------------------              Chief Financial Officer     March 20, 2002
Russell M. Gifford                  and Treasurer

/s/ Alexander C. Kinzler            Executive Vice President,
------------------------            Secretary and Director      March 8, 2002
Alexander C. Kinzler

/s/ Martin Anderson                 Director                    March 18, 2002
-------------------
Martin Anderson

/s/ Murray C. Gardner               Director                    March 21, 2002
---------------------
Murray C. Gardner

/s/ Erik Hazelhoff-Roelfzema        Director                    March 21, 2002
----------------------------
Erik Hazelhoff-Roelfzema

/s/ Alan D. Hunter                  Director                     April 1, 2002
------------------
Alan D. Hunter

/s/ Daniel Jacobson                 Director                    March 29, 2002
-------------------
Daniel Jacobson

/s/ Terry Johnston                  Director                    March 19, 2002
------------------
Terry Johnston

                                  EXHIBIT INDEX

Exhibit No.                                Description
-----------                                -----------
4.1         Barnwell Industries, Inc. 1998 Stock Option Plan.

5.1         Opinion of Bingham Dana LLP.

23.1        Consent of KPMG LLP.

23.2 Consent of Bingham Dana LLP (included in the opinion filed as Exhibit 5.1).

24.1        Power of Attorney (set forth on signature page).

                                                               Exhibit 4.1

                            BARNWELL INDUSTRIES, INC.
                             1998 STOCK OPTION PLAN

            1. Purpose. Barnwell Industries, Inc., a Delaware corporation (the "Company"), intends that this 1998 Stock Option Plan (the "Plan") will provide incentive to executive officers of the Company (which for purposes of the Plan shall include its wholly-owned subsidiaries) to continue and increase their efforts to improve operating results, to remain in the employ of the Company and to have greater financial interest in the Company through ownership of its Common Stock.

            2. Administration. The Board of Directors of the Company or a committee (the "Committee"), consisting of no fewer than two directors who are appointed by the Board of Directors, shall administer the Plan. The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. All action taken and decisions made by the Committee pursuant to the Plan shall be final and conclusive. As used herein, the word "Committee" shall be deemed to include the Board of Directors, whether or not a committee shall have been appointed.

            3. Eligibility. Persons eligible to receive options shall be executive officers regularly providing services to the Company. Nothing contained in the Plan shall be deemed to require the Company to continue the employment of, or any other contractual arrangement with, any optionee.

            4 Stock Subject to the Plan. Stock to be offered under the Plan shall be shares of the Company's Common Stock, par value $.50 per share, which may be authorized but unissued shares or shares acquired by the Company and held in its treasury, as the Board of Directors may determine. Subject to Section 6 of the Plan, not more than 130,000 shares of Common Stock shall be sold on exercise of options granted under the Plan. For purposes of the Plan, the term "Common Stock" includes any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

            5. Award of Options. The Committee may, in its discretion, grant options under the Plan from time to time prior to the expiration of ten years from the date on which the Company's Board of Directors adopts this Plan. The Committee may grant options effective as of any date within such ten-year period as is specified by the Committee in the Stock Option Agreement (defined below in Section 7(1)) relating to such options. However, the Committee may not grant an incentive stock option, as described in Section 8, if the grant of such option would violate the requirement of Section 8(a). The shares covered by the unexercised portion of any terminated or expired options shall become available again for the grant of options under the Plan.

            6.    Adjustments.

           (a) Subject to any required action by the stockholders of the Company, in the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, share dividends or the sale of additional shares or conversion of securities convertible into such shares the Committee shall adjust the number and kind of shares for the purchase of which options may be granted under the Plan and the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable. In any such case, the Committee shall make such adjustment in outstanding options without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

           (b) Should the Company sell all or substantially all of its assets and discontinue its business, or merge or consolidate with another entity, or liquidate or dissolve in connection with those events, then, in lieu of its obligation under Section 6(a), the Company's Board of Directors shall amend or adjust both the Plan and outstanding options so as to terminate the Plan completely, or to continue the Plan with respect to the exercise of options which were exercisable or became exercisable at the date the Board of Directors adopted the plan of sale, merger, consolidation, or liquidation. In any such case, however, each optionee will be given either (i) a reasonable time in which to exercise his options (to the extent possible under the options' terms as set forth in Section 7(c)) before the effectiveness of the sale and discontinuation, merger consolidation or liquidation, or (ii) the right to obtain, for his payment of the option price, an equivalent amount of any securities such optionee would have been entitled to obtain in consequence of that event, had he exercised his options (to the extent possible under the options' terms as set forth in Section 7(c)) immediately before the plan of sale and discontinuation, merger, consolidation, or liquidation was adopted.

           (c) Should the Company be recapitalized in a transaction not covered by Section 6(a) by the issuance of any other class or classes of securities in exchange for Common Stock, the Board of Directors shall amend the Plan and outstanding options to reflect an equivalent number of units of such securities as being subject to the Plan and such options and to reflect an adjusted option price per unit of such securities as would equitably be obtained in accordance with the terms otherwise applicable to the actual exchange.

           (d) Neither Section 6(b) nor 6(c) will require the Company to issue any fractional share under the Plan or upon exercise of outstanding options; and any amount payable for option exercise will be appropriately reduced in respect of any such fractional shares otherwise required by operation of those Sections, but not issued by reason of this Section 6(d).

            7. Terms of Option. Except to the extent Section 8(b) hereof may otherwise require with respect to incentive stock options to be granted to any person who immediately before the grant of such option owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary, all options under the Plan shall be subject to the following conditions and to such other conditions as the Committee and the optionee may agree:

           (a) Option Term. No option granted under the Plan will be exercisable earlier than the date six months following the date on which the option is granted or after the expiration of ten years from the date on which the option is granted.

           (b) Option Exercise Price. The exercise price of an option granted hereunder shall be equal to the Closing Price (as hereinafter defined) of the Company's Common Stock on the trading day prior to the date on which the option is granted (the "Option Price"); provided, however, if on the date on which the option is granted the Company's Common Stock is not listed on any national securities exchange or quoted on an automated quotation system of a registered securities association, the Option Price shall be the fair value per share of the Common Stock as determined in good faith and on a reasonable basis by the Board of Directors of the Company (the "Fair Market Value").

           (c) Vesting Schedule. Options granted shall become exercisable at such times and in such amounts as set forth below:

                     (i) 25% of the options granted shall become exercisable on the first anniversary of the date of grant of such options.

                     (ii) 25% of the options granted shall become exercisable on the second anniversary of the date of grant of such options.

                     (iii) 25% of the options granted shall become exercisable on the third anniversary of the date of grant of such options.

                     (iv) 25% of the options granted shall become exercisable on the fourth anniversary of the date of grant of such options.

      Notwithstanding the preceding sentence, no incentive stock option may be granted that would cause the limits of Section 8(a) to be exceeded with respect to an optionee. The Committee, in its sole discretion, may prescribe a different vesting schedule for any incentive stock option granted under the Plan if necessary to prevent the option from violating the requirements of Section 8(a). However, in no event shall any option become exercisable earlier than the date six months following the date on which the option is granted.

           (d) Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

                     (i) "Cause", with respect to the termination of an optionee's employment by the Company, shall mean (A) commission of a significant act of dishonesty or deceit in the performance of the optionee's duties to the Company; (B) willful failure by the optionee in any way to substantially perform his duties to the Company (unless such failure is curable and is cured within twelve days after the optionee receives written notice of such failure); or (C) conviction of a felony, other than a felony predicated upon the optionee' s vicarious liability;


                     (ii) "Closing Price" shall mean (i) the closing sale price of the Company's Common Stock on any national securities exchange on which the Company's Common Stock shall be registered and listed or (ii) if the Company's Common Stock is traded in the over-the-counter market and quoted on the NASDAQ Stock Market's National Market ("NASDAQ-NM"), the closing sale price of the Common Stock on NASDAQ-NM or (iii) if the Company's Common Stock shall not at the time be listed on any such exchange or quoted on NASDAQ-NM, but is traded in the over-the-counter market and quoted on an automated quotation system of a registered securities association, the closing price for such stock, as quoted on such system; and

                     (iii) "Disability", with respect to the termination of an optionee's employment by the Company, shall mean the optionee's physical or mental inability, for a substantially consecutive period of one hundred eighty (180) days in any consecutive twelve (12) month period, to render the services to be performed by him for the Company.

      When an installment of options has become exercisable, the optionee may exercise that installment, in whole or in part, at any time prior to the expiration or termination of the options. Subject to Section 7(a) of the Plan and, in the case of incentive stock options, subject to Section 8(a), the Committee may accelerate the time at which outstanding options may be exercised.

      Notwithstanding any schedule for vesting stated above or other exercise schedule or entitlement which effectively precludes full and immediate exercise of the related option, any option will become immediately exercisable in full upon the occurrence of the optionee's death, Disability, termination of such optionee by the Company without Cause or a determination by the Board of Directors that immediate exercisability would be in the best interests of the Company and advisable for protection of the rights intended to be granted under the option, provided that, in the case of an incentive stock option, such acceleration would not cause the limits of Section 8(a) to be violated.

           (e) Exercise of Options. Only the optionee to whom the Company has granted such rights or his guardian or legal representative may exercise options. Shares may be purchased from time to time on the exercise of options only by sending a written notice of election to exercise in the form attached to the Stock Option Agreement, together with full payment of the option price therefor, to the Secretary of the Company (i) in cash (or an equivalent check or other form of payment acceptable to the Company), or (ii) if the Committee shall approve in its sole discretion, other Common Stock of the Company currently registered in the name of, or beneficially owned by, the holder and surrendered in due form for transfer to the Company. In the case of payment in the Company's Common Stock, such stock shall be valued at the Closing Price as of the date of surrender of the Common Stock (or if no Closing Price was available for such date, on the next preceding day for which a Closing Price was available); provided, however, if on the date of surrender the Company's Common Stock is not listed on any national securities exchange or quoted on an automated quotation system of a registered securities association, then such stock shall be valued at its then Fair Market Value.

           (f) Termination of Options. Subject to Section 7(c) hereof, if an optionee ceases to be employed by the Company for any reason, the exercise period for all options theretofore granted to him shall expire three months after his employment terminates and the number of shares into which such options are exercisable will be limited to the number of shares into which such options were exercisable by him on the date he ceased to be employed, except that: (i) if an optionee is terminated for Cause, all unexercised options shall terminate automatically on notice of termination and (ii) if the optionee's employment shall have been terminated because of his Disability or death or, if the optionee shall have died during the three month immediately following termination of his employment (other that termination for Cause), the options theretofore granted to him may be exercised by the optionee or, in the case of death, by the estate of the optionee or by a person who acquired the right to exercise such options by bequest, inheritance or by reason of the death of the optionee, at any time within twelve months after the optionee's Disability or death. Notwithstanding the provisions of this Section 7(f), nothing herein will extend the terms of the options specified in Section 7(a) of the Plan.

           (g) Payment of Taxes. Upon settlement of any options, it shall be a condition to the obligation of the Company that the optionee pay to the Company such amount as the Company may request for the purpose of satisfying its liability to withhold federal, state or local income or other taxes.

           (h) Applicable Regulations. The Company shall not be obligated to sell or issue any shares upon exercise of any option if the exercise thereof or the delivery of shares thereunder would constitute a violation of any federal or state securities law or listing requirements of any national securities exchange or automated quotation system of a registered securities association on which Common Stock may be listed or quoted.

           (i) Purchase for Investment. In the event that the Company has not registered the shares with respect to which options are being exercised under the Securities Act of 1933, as amended, each optionee electing to purchase such shares will be required to represent that he is acquiring such shares for investment purposes only and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary by counsel to the Company. Stock certificates evidencing such unregistered shares acquired upon exercise of options shall bear a restrictive legend stating as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED OR HYPOTHECATED AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION

IS NOT REQUIRED UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH A LEGEND IS NOT NECESSARY.

           (j) Rights as a Stockholder. The optionee shall have no rights as a stockholder with respect to any shares covered by an option until the date of issuance of a stock certificate for such shares. Without limiting the foregoing, the Company shall make no adjustment for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

           (k) Transfer of Option. A stock option shall not be transferable other than by will or by the laws of descent and distribution.

           (l) Form of Option. Options shall be evidenced by Stock Option Agreements ("Stock Option Agreements") in such form as shall not be inconsistent with the Plan. Any Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee.

            8. Incentive Stock Options. Options granted under the Plan to an employee of the Company or any subsidiary may be incentive stock options (as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or nonstatutory stock options, as determined by the Committee at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

           (a) Limit. No incentive stock option may be granted to an optionee if the Closing Price in the aggregate at the date of grant of shares with respect to which such option would first become exercisable in any calendar year, when added to the Closing Price in the aggregate at the date of grant of any other shares with respect to which an incentive stock option granted to such optionee under this plan (or any other incentive stock option plan maintained by the Company or any subsidiary) first becomes exercisable in such calendar year, would exceed $100,000.

           (b) 10% Stockholder. In the case of an incentive stock option granted to an optionee who, immediately before the grant of such option, owns shares representing more than 10% of the total combined voting power of all classes of the shares of the Company, in no event shall the Option Price be less than 110% of the Closing Price (as defined in Section 7(b) of the Plan) per share of Common Stock on the date of grant, nor shall the option by its terms be exercisable more than 5 years after the date such option is granted.

            9. Use of Proceeds. Proceeds from the sale of Common Stock under the Plan shall be added to the general funds of the Company.

            10. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board of Directors or as members of the Committee, the Company shall indemnify the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party to by reason of any action taken or failure to act under or in connection with the Plan or any award made under the Plan, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

            11. Successors in Interest. The Plan may be adopted and continued by any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise. Whether or not the Plan is so adopted and continued, the obligations of the Company under the Plan shall be binding upon any such successor or successors, and for this purpose reference in the Plan to the Company shall be deemed to include any such successors.

            12. Amendment or Termination of the Plan. The Board of Directors may in its discretion terminate the Plan with respect to any shares for which options have not theretofore been granted. The Board of Directors and the Committee shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, no change which would impair the right of an optionee may be made in any options theretofore granted, without the consent of such optionee; and provided, further, that the Board of Directors or the Committee may not, without appropriate approval of not less than a majority of the shares of Common Stock (or other voting stock entitled to vote thereon at the time outstanding) present in person or by proxy at a meeting of holders of such shares, alter or modify the Plan so as to increase the maximum amount of Common Stock which may be issued under the Plan, extend the term of the Plan or options granted thereunder, reduce the price at which options may be granted or exercised, or change the eligibility requirements for participation in the Plan.

            13. Expenses. The Company shall bear the expenses of administering the Plan, other than taxes or similar charges payable by any optionee.

            14. Effective Date. The Plan shall be effective upon the date on which the Board of Directors adopts the Plan. However, the Plan shall be effective only if approved by the stockholders of the Company within twelve months of the date the Plan is adopted by the Board of Directors, and options granted prior to the date of such stockholder approval shall lapse and be of no further force or effect if such approval is not obtained.

            15. Funding. Anything herein contained to the contrary notwithstanding, the Company shall not be required to set aside any amount at any time to fund any obligations of the Company to make any payments to any optionee.

            16. Right to Discharge Reserved. Nothing in the Plan shall confer upon an optionee or any other person the right to continue in the employment of the Company or any subsidiary or affect any right that the Company or such subsidiary may have to terminate the employment of the optionee or any other person.

            17. Governing Law. All questions pertaining to the construction, validity and effect of the Plan, or to the rights of any person under the Plan, shall be determined in accordance with the laws of the State of New York.

                                                                   EXHIBIT 5.1

                                Bingham Dana LLP
                                 399 Park Avenue
                             New York, NY 10022-4689

May 15, 2002



Barnwell Industries, Inc.
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813-2840


Dear Sir or Madam:



      We have acted as counsel for Barnwell Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 15, 2002 (the "Registration Statement").

      The Registration Statement covers the registration of 130,000 shares of Common Stock, $0.50 par value per share ("Common Stock"), of the Company (the "Shares"), which are to be issued by the Company upon exercise of stock options to be issued pursuant to the Barnwell Industries, Inc. 1998 Stock Option Plan, as amended (the "Plan").

      In connection with this opinion, we have examined the following documents:

           (a)    the Plan;

           (b) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company;

           (c) copies, certified by the Secretary of State of the State of Delaware, of the Company's Certificate of Incorporation on file in the office of the Secretary of State;

           (d) a certificate executed by the an officer of the Company, certifying as to, and attaching copies of, the Company's Certificate of Incorporation as amended, the Company's Amended and Restated By-Laws, the Plan, and certain resolutions of the Company's Board of Directors authorizing the Plan and the issuance of Shares thereunder; and

           (e) a certificate executed by an officer of the Company certifying as to the number of shares of Common Stock issued, and the number of shares of Common Stock reserved for issuance.

            This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

      We further assume, without investigation, that (a) all options with respect to the Shares have been or will be granted in accordance with the terms of the Plan, that all Shares issued upon exercise of options granted or to be granted pursuant to the Plan will be issued in accordance with the terms of such Plan and that the purchase price of all Shares will be greater than or equal to the par value per share of the Shares; (b) upon issuance of the Shares under the Plan, the Company will have a sufficient number of authorized shares of Common Stock reserved for the issuance of the Shares; and (c) prior to the dates of issuance of the Shares, no change occurs in the applicable law or the pertinent facts.

      Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of options duly granted pursuant to the Plan and against the payment of the purchase price therefore, will be validly issued, fully paid, and non-assessable.

      We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Bingham Dana LLP

                                          BINGHAM DANA LLP

                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Barnwell Industries, Inc.:

We consent to the incorporation by reference in this Registration Statement of Barnwell Industries, Inc. on Form S-8 of our report dated December 4, 2001, appearing in the Annual Report on Form 10-KSB of Barnwell Industries, Inc. for the fiscal year ended September 30, 2001.

/s/ KPMG LLP

Honolulu, Hawaii
May 14, 2002